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As filed with the Securities and Exchange Commission on August 11, 2003

Registration No. 333-106147

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMPHENOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2785165 (I.R.S. Employer Identification Number)
358 Hall Avenue Wallingford, Connecticut 06492 (203) 265-8900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Edward C. Wetmore, Esq. Amphenol Corporation 358 Hall Avenue Wallingford, Connecticut 06492 (203) 265-8900 (Name, address, including zip code, and telephone number of agent for service)
Copies to: John B. Tehan, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 4 to the Form S-3 Registration Statement is being filed for the sole purpose of filing an exhibit.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

        Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wallingford, State of Connecticut, on August 11, 2003.

AMPHENOL CORPORATION
By:	/s/ EDWARD G. JEPSEN
Edward G. Jepsen Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this amendment to the Registration Statement has been signed on August 11, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ MARTIN H. LOEFFLER
Martin H. Loeffler	Chairman, Chief Executive Officer and President (Principal Executive Officer)
/s/ EDWARD G. JEPSEN
Edward G. Jepsen	Chief Financial Officer (Principal Financial and Accounting Officer)
*
Andrew M. Clarkson	Director
*
James H. Greene, Jr.	Director
*
Henry R. Kravis	Director

Andrew F. Lietz	Director
*
Marc S. Lipschultz	Director
*
Michael W. Michelson	Director
*
Scott C. Nuttall	Director
*
Dean H. Secord	Director

*By:	/s/ EDWARD G. JEPSEN Attorney-in-Fact

EXHIBIT INDEX

        The following Exhibits indicated by an asterisk preceding the Exhibit number are filed herewith. The balance of the Exhibits have heretofore been filed with the Commission and pursuant to Rule 411 are incorporated herein by reference.

Exhibit No.	Description of Exhibit
*1	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger dated as of January 23, 1997 between NXS Acquisition Corp. and Amphenol Corporation (incorporated by reference to Current Report on Form 8-K dated January 23, 1997).
2.2
Amendment, dated as of April 9, 1997, to the Agreement and Plan of Merger between NXS Acquisition Corp. and Amphenol Corporation, dated as of January 23, 1997 (incorporated by reference to the Registration Statement on Form S-4 (registration No. 333-25195) filed on April 15, 1997).
3.1	Certificate of Merger, dated May 19, 1997 (including Restated Certificate of Incorporation of Amphenol Corporation) (filed as Exhibit 3.1 to the June 30, 1997 10-Q).
3.2	By-Laws of the Company as of May 19, 1997—NXS Acquisition Corp. By-Laws (filed as Exhibit 3.2 to the June 30, 1997 10-Q).
3.3	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K).
4.1	Form of Class A common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-42296) of the Company).
**5	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of securities being registered.
*23.1	Consent of Deloitte & Touche LLP.
**23.2	Consent of Simpson Thacher & Bartlett LLP (reference is made to Exhibit 5 filed herewith).
**24	Power of Attorney.

*
Filed herewith.

**
Previously filed.

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EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX